UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of principal executive offices, including zip code)

(781) 250-0111

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2023, in connection with the consummation of previously announced private exchange and subscription transactions, Repligen Corporation (the “Company”) issued $600 million aggregate principal amount of its 1.00% Convertible Senior Notes due 2028 (the “New Notes”) under an Indenture, dated December 14, 2023 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee.

Approximately $309.9 million principal amount of the New Notes were issued in exchange for approximately $217.7 million principal amount of the Company’s 0.375% Convertible Senior Notes due 2024 (the “2024 Notes”) (the “Exchange Transactions”), which 2024 Notes were promptly canceled upon exchange, and approximately $290.1 million principal amount of the New Notes were issued for approximately $290.1 million in cash (the “Subscription Transactions”, and together with the Exchange Transactions, the “Transactions”). Following the closing of the Transactions, approximately $69.7 million in aggregate principal amount of 2024 Notes remain outstanding with terms unchanged.

The New Notes represent senior unsecured obligations of the Company and pay interest semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2024, at a rate of 1.00% per annum. The New Notes will mature on December 15, 2028, unless earlier converted, redeemed or repurchased. The New Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding September 15, 2028, only under the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2024 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the New Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of the New Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate for the New Notes on each such trading day; (3) if the Company calls such New Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after September 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the New Notes may convert all or any portion of their New Notes at any time, regardless of the foregoing conditions. Upon conversion, the Company will pay cash up to the aggregate principal amount of the New Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the New Notes being converted, in the manner and subject to the terms and conditions provided in the Indenture.

The initial conversion rate for the New Notes is 4.9247 shares of the Company’s Common Stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $203.06 per share, and will be subject to customary anti-dilution adjustments. This represents an approximately 30% conversion premium over the closing price of $156.20 of the Company’s Common Stock on the Nasdaq Global Select Market on December 6, 2023. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid interest.

The Company may redeem for cash all or any portion of the New Notes, at its option, on or after December 18, 2026 and prior to the 21st scheduled trading day immediately preceding the maturity date at a redemption price of 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date, if the last reported sale price of its Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption; provided that if the Company redeems less than all of the outstanding New Notes, at least $100.0 million aggregate principal amount of New Notes must be outstanding and not subject to redemption as of the relevant redemption notice date.

If the Company undergoes a “fundamental change” (as defined in the Indenture), holders may require the Company to repurchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain “make-whole fundamental changes” (as defined in the Indenture) occur or the Company calls all or a portion of the New Notes for redemption, the Company will, in certain circumstances, increase the conversion rate for any New Notes converted in connection with such make-whole fundamental change or any New Notes called for redemption that are converted during the related redemption period.

The Indenture provides for customary covenants and customary events of default, including payment defaults, breaches of covenants and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the New Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

The New Notes and any Common Stock issuable upon conversion of the New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements of the Securities Act and any applicable state securities laws.

The foregoing description of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of the New Notes (a form of which is attached as an exhibit to the Indenture), filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the New Notes in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors in the New Notes, including representations that such investors are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act and “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act.

Initially, a maximum of 3,841,200 shares of the Company’s common stock may be issued upon conversion of the New Notes, based on the initial maximum conversion rate for the New Notes, which includes the maximum number of “make-whole” shares deliverable upon conversion of the New Notes in connection with certain “fundamental change” transactions or redemptions and is subject to customary anti-dilution adjustments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 14, 2023, between Repligen Corporation and Wilmington Trust, National Association, as Trustee.

4.2	Form of 1.00% Convertible Senior Notes due 2028 (included as part of Exhibit 4.1).

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: December 15, 2023	By:	/s/ Tony J. Hunt
Tony J. Hunt
Chief Executive Officer